                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                               ------------------

                                    FORM 8-K


                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported):  October 28, 1995



                               COMCAST CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


 Pennsylvania                        0-6983                         23-1709202
- ---------------                 ----------------                  --------------
(State or other                 (Commission file                  (IRS employer
jurisdiction of                      number)                      identification
incorporation)                                                          no.)



             1500 Market Street, Philadelphia, PA         19102-2148
            --------------------------------------------------------
            (Address of principal executive offices)      (Zip Code)




        Registrant's telephone number, including area code (215) 665-1700
                                                           --------------

Item 5.   Other Events.

     In October 1995, Comcast Corporation (the "Company") announced its agreement to acquire the cable television operations ("Scripps Cable") of The E.W. Scripps Company ("E.W. Scripps") in exchange for shares of the Company's Class A Special Common Stock, par value $1.00 per share (the "Class A Special Common Stock"), worth $1.575 billion (the "Base Consideration"), subject to certain closing adjustments (the "Scripps Transaction"). Scripps Cable passes more than 1.2 million homes and serves more than 800,000 subscribers, with over 60% of the subscribers located in Sacramento, California and Chattanooga and Knoxville, Tennessee. The acquisition is expected to close in the fourth quarter of 1996, subject to shareholder and regulatory approval and certain other conditions.

     Pursuant to the Agreement and Plan of Merger dated as of October 28, 1995 (the "Merger Agreement"), incorporated by reference herein, by and among the Company, E.W. Scripps, and Scripps Howard, Inc., a wholly owned subsidiary of E.W. Scripps, E.W. Scripps will distribute to its shareholders all assets other than Scripps Cable. Following such distribution, E.W. Scripps will be merged with and into the Company (the "Merger") and each share of E.W. Scripps common stock issued and outstanding immediately prior to the Merger will be converted into a portion of the shares of the Class A Special Common Stock to be paid as consideration in the Merger. Assuming that (i) closing adjustments made to the Base Consideration result in a $17.1 million increase in the purchase price (estimated solely for purposes of the unaudited pro forma condensed consolidated financial statements included herein), and (ii) the Class A Special Common Stock is valued, as described below, at $17.06 per share, the Company would issue to E.W. Scripps shareholders an aggregate of approximately 93.3 million shares of Class A Special Common Stock in the Merger, representing approximately 32.9% of such class of stock outstanding as of June 30, 1996, on a pro forma basis.

     For purposes of determining the number of shares of Class A Special Common Stock to be delivered in the Merger, such stock will be valued on the basis of the average closing price of the Class A Special Common Stock on The Nasdaq Stock Market for 15 trading days randomly selected from the 40 trading day period ending shortly before the closing date (the "Comcast Share Price"); provided that the Comcast Share Price will be no greater than $23.09 and, except as provided below, no less than $17.06. If the Comcast Share Price is below $17.06, E.W. Scripps has the right to terminate the Merger Agreement, subject to the right of the Company to increase the number of shares of Class A Special Common Stock to be delivered in the Merger to that number of shares that would have been delivered if the Comcast Share Price were not subject to the minimum price of $17.06 or to such lower number of shares as may be agreed to by E.W. Scripps.

          Although the Company believes the consummation of the Scripps Transaction is probable, no assurances can be given that the Scripps Transaction will occur at all or occur in the foregoing manner.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

     (a)  FINANCIAL STATEMENTS

          The Company's Unaudited Pro Forma Condensed Consolidated Financial Statements are included in this Report and are listed in the Index to Unaudited Pro Forma Financial Information.

          The audited combined financial statements of Scripps Cable for the year ended December 31, 1995 are incorporated by reference from the Company's Current Report on Form 8-K/A filed on July 22, 1996, which filing incorporated such statements by reference from the Form 8-K/A(5) of The E.W. Scripps Company (commission file no. 1-16914) dated July 18, 1996.

          The unaudited combined financial statements of Scripps Cable for the six months ended June 30, 1996 are incorporated by reference from the Form 8-K/A(6) of The E.W. Scripps Company (commission file no. 1-16914) dated August 14, 1996.

     (b)  EXHIBITS

          EXHIBIT NO.

          10.1 Agreement and Plan of Merger, including certain exhibits thereto, dated as of October 28, 1995, by and among The E.W. Scripps Company, Scripps Howard, Inc. and Comcast Corporation (incorporated by reference from Exhibit 10.1 to the Company's Current Report on Form 8-K dated December 19, 1995).

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  August 21, 1996                                  COMCAST CORPORATION
                                                     By: /s/ Lawrence S. Smith
                                                        -----------------------
                                                        Lawrence S. Smith
                                                        Executive Vice President

                               COMCAST CORPORATION
               INDEX TO UNAUDITED PRO FORMA FINANCIAL INFORMATION


     Unaudited Pro Forma Financial Information                        F - 1

     Unaudited Pro Forma Condensed Consolidated
     Balance Sheet as of June 30, 1996                                F - 2

     Unaudited Pro Forma Condensed Consolidated Statement
     of Operations for the Six Months Ended June 30, 1996             F - 3

     Unaudited Pro Forma Condensed Consolidated Statement
     of Operations for the Year Ended December 31, 1995               F - 4

     Notes to Unaudited Pro Forma Condensed Consolidated
     Financial Statements                                             F - 5

                               UNAUDITED PRO FORMA
                              FINANCIAL INFORMATION


In February 1995, the Company and Tele-Communications, Inc. ("TCI") acquired all of the outstanding stock of QVC, Inc. ("QVC") not previously owned by them (the "QVC Acquisition") for approximately $1.4 billion in cash. In October 1995, the Company announced its agreement to acquire the cable television operations ("Scripps Cable") of The E.W. Scripps Company ("E.W. Scripps") in exchange for shares of the Company's Class A Special Common Stock worth $1.575 billion, subject to certain closing adjustments (the "Scripps Transaction"). For a further description of the QVC Acquisition, the Scripps Transaction and certain related transactions, see the notes to unaudited pro forma condensed consolidated financial statements.

The following unaudited pro forma condensed consolidated financial statements reflect the consolidated financial position of the Company and Scripps Cable as of June 30, 1996, their consolidated operations for the six months ended
June 30, 1996 and their, along with QVC's, consolidated operations for the year ended December 31, 1995. See the notes to unaudited pro forma condensed consolidated financial statements for a description of the assumptions used in preparing these unaudited pro forma condensed consolidated financial statements.

Although the Company believes consummation of the Scripps Transaction is probable, no assurances can be given that it will occur at all or occur in the manner assumed in the accompanying unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated balance sheet assumes the Scripps Transaction occurred on June 30, 1996. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 1996 and for the year ended December 31, 1995 assume the QVC Acquisition and the Scripps Transaction occurred on January 1, 1995.



The unaudited pro forma condensed consolidated financial statements should be read in conjunction with: 1) the historical consolidated financial statements of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995; 2) the historical condensed consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996; 3) the historical combined financial statements of Scripps Cable for the year ended December 31, 1995 incorporated by reference herein; and 4) the historical combined financial statements of Scripps Cable for the six months ended June 30, 1996 incorporated by reference herein.

The results presented in the unaudited pro forma condensed consolidated statements of operations are not necessarily indicative of the results which actually would have occurred had the QVC Acquisition and the Scripps Transaction occurred on the dates indicated or which may result in the future.

                               COMCAST CORPORATION
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1996
                             (DOLLARS IN THOUSANDS)

                                                                           (D)
                                                       The Company    Scripps Cable   Pro Forma                    The Company
                                                       Historical      Historical    Adjustments                    Pro Forma
                                                       -----------    -------------  -----------                   -----------
ASSETS

Current Assets
  Cash, cash equivalents and
    short-term investments                               $541,590         $1,782     $                               $543,372
  Accounts receivable, net                                340,006         10,598                                      350,604
  Inventories, net                                        243,120         10,898                                      254,018
  Prepaid charges and other                                54,441          6,066                                       60,507
  Deferred income taxes                                    63,912          5,421                                       69,333
                                                       ----------       --------     ----------                   -----------
    Total current assets                                1,243,069         34,765                                    1,277,834

Investments, principally in affiliates                  1,135,104                                                   1,135,104

Property and Equipment, net                             1,957,586        314,363        317,852  (E.1.)             2,589,801

Deferred Charges, net                                   5,287,814        139,575      1,430,966  (E.2.,6.)          6,858,355
                                                       ----------       --------     ----------                   -----------
                                                       $9,623,573       $488,703     $1,748,818                   $11,861,094
                                                       ----------       --------     ----------                   -----------
                                                       ----------       --------     ----------                   -----------

LIABILITIES AND STOCKHOLDERS'
  (DEFICIENCY) EQUITY

Current Liabilities
  Accounts payable and accrued expenses                  $895,682        $33,695       ($3,865) (E.3.)               $925,512
  Current portion of long-term debt                       143,379                                                     143,379
                                                       ----------       --------     ----------                   -----------
    Total current liabilities                           1,039,061         33,695        (3,865)                     1,068,891

Long-term Debt, less current portion                    7,120,289                                                   7,120,289

Due to Affiliates                                                        347,509       (347,509) (E.3.)

Deferred Income Taxes                                   1,515,538        101,911        513,712  (E.6.)             2,131,161

Minority Interest and Other                               903,962          8,750         (8,750) (E.3.)               903,962


Stockholders' (Deficiency) Equity
  Common stock                                            233,375          1,801         91,500  (E.4.,5.)            326,676
  Additional capital                                      818,046         35,144      1,463,623  (E.4.,5.)          2,316,813
  Accumulated deficit                                  (2,030,633)       (40,107)        40,107  (E.5.)            (2,030,633)
  Unrealized gains on marketable securities                42,080                                                      42,080
  Cumulative translation adjustments                      (18,145)                                                    (18,145)
                                                       ----------       --------     ----------                   -----------

    Total stockholders' (deficiency) equity              (955,277)        (3,162)     1,595,230                       636,791
                                                       ----------       --------     ----------                   -----------
                                                       $9,623,573       $488,703     $1,748,818                   $11,861,094
                                                       ----------       --------     ----------                   -----------
                                                       ----------       --------     ----------                   -----------


See notes to unaudited pro forma condensed consolidated financial statements.

                               COMCAST CORPORATION
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1996
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                           (D)

                                                       The Company    Scripps Cable    Pro Forma                   The Company
                                                       Historical      Historical     Adjustments                   Pro Forma
                                                       ----------     -------------  -------------                -------------
Revenues, net                                          $1,896,306       $153,432          ($463) (E.7.)            $2,049,275
                                                       ----------       --------       --------                    ----------

Operating, Selling, General and
 Administrative Expenses and Cost of Goods Sold         1,330,109         88,333           (463) (E.7.)             1,417,979
Depreciation and Amortization                             324,272         27,923         68,007  (E.8.)               420,202
                                                       ----------       --------       --------                    ----------
                                                        1,654,381        116,256         67,544                     1,838,181
                                                       ----------       --------       --------                    ----------

Operating Income                                          241,925         37,176        (68,007)                      211,094

Investment (Income) Expense
 Interest expense                                         267,993         17,406        (17,379) (E.9.)               268,020
 Investment income                                        (47,491)                                                    (47,491)
 Equity in net losses of affiliates                        60,321                                                      60,321
 Gain from equity offering of affiliate                   (40,638)                                                    (40,638)
 Other                                                     22,966             51                                       23,017
                                                       ----------       --------       --------                    ----------
                                                          263,151         17,457        (17,379)                      263,229
                                                       ----------       --------       --------                    ----------

(Loss) Income Before Income Tax Expense
 and Minority Interest                                    (21,226)        19,719        (50,628)                      (52,135)

Income Tax Expense                                         24,612          7,925        (15,681) (E.10.)               16,856
Minority Interest                                         (29,094)                                                    (29,094)
                                                       ----------       --------       --------                    ----------

(Loss) Income from Continuing Operations                 ($16,744)       $11,794       ($34,947)                     ($39,897)
                                                       ----------       --------       --------                    ----------
                                                       ----------       --------       --------                    ----------

Loss from Continuing Operations Per Share                  ($0.07)                                                     ($0.12)
                                                       ----------                                                  ----------
                                                       ----------                                                  ----------
Weighted Average Number of the Company's
 Common Shares Outstanding During the Period              237,624                        93,301  (E.11.)              330,925
                                                       ----------                      --------                    ----------
                                                       ----------                      --------                    ----------



See notes to unaudited pro forma condensed consolidated financial statements.

                               COMCAST CORPORATION
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                           (A)
                                                                                         QVC
                                                       The Company         QVC        Pro Forma
                                                       Historical      Historical    Adjustments
                                                       -----------     ----------    -----------

Revenues, net                                          $3,362,946       $131,469        ($1,095) (B.1.)
                                                       ----------       --------       --------

Operating, Selling, General and
 Administrative Expenses and Cost of Goods Sold         2,344,103        108,044           (469) (B.1.)
Depreciation and Amortization                             689,052          5,001          4,781  (B.1.,2.)
                                                       ----------       --------       --------
                                                        3,033,155        113,045          4,312
                                                       ----------       --------       --------

Operating Income                                          329,791         18,424         (5,407)

Investment (Income) Expense
 Interest expense                                         524,727            125         12,256  (B.3.)
 Investment income                                       (229,848)        (1,634)           348  (B.4.)
 Equity in net losses of affiliates                        86,618          2,285          5,480  (B.5.)
 Other                                                     (6,296)
                                                       ----------       --------       --------
                                                          375,201            776         18,084
                                                       ----------       --------       --------

(Loss) Income Before Income Tax Expense
 and Minority Interest                                    (45,410)        17,648        (23,491)

Income Tax Expense                                         42,171          8,055         (8,134) (B.6.)
Minority Interest                                         (49,732)                         (802) (B.7.)
                                                       ----------       --------       --------

(Loss) Income from Continuing Operations                 ($37,849)        $9,593       ($14,555)
                                                       ----------       --------       --------
                                                       ----------       --------       --------

Loss from Continuing Operations Per Share                  ($0.16)
                                                       ----------
                                                       ----------

Weighted Average Number of the Company's
 Common Shares Outstanding During the Period              239,679
                                                       ----------
                                                       ----------


                                                       The Company         (D)                                     The Company
                                                        Pro Forma                    Scripps Cable                  Pro Forma
                                                          with        Scripps Cable    Pro Forma                  with QVC and
                                                           QVC         Historical     Adjustments                 Scripps Cable
                                                       ----------     -------------  -------------                -------------
Revenues, net                                          $3,493,320       $279,482          ($766) (E.7.)            $3,772,036
                                                       ----------       --------       --------                    ----------

Operating, Selling, General and
 Administrative Expenses and Cost of Goods Sold         2,451,678        162,810           (766) (E.7.)             2,613,722
Depreciation and Amortization                             698,834         54,099        136,104  (E.8.)               889,037
                                                       ----------       --------       --------                    ----------
                                                        3,150,512        216,909        135,338                     3,502,759
                                                       ----------       --------       --------                    ----------
Operating Income                                          342,808         62,573       (136,104)                      269,277

Investment (Income) Expense
 Interest expense                                         537,108         35,258        (34,915) (E.9.)               537,451
 Investment income                                       (231,134)                                                   (231,134)
 Equity in net losses of affiliates                        94,383                                                      94,383
 Other                                                     (6,296)        (2,288)                                      (8,584)
                                                       ----------       --------       --------                    ----------
                                                          394,061         32,970        (34,915)                      392,116
                                                       ----------       --------       --------                    ----------

(Loss) Income Before Income Tax Expense
 and Minority Interest                                    (51,253)        29,603       (101,189)                     (122,839)

Income Tax Expense                                         42,092         11,913        (31,297) (E.10.)               22,708
Minority Interest                                         (50,534)                                                    (50,534)
                                                       ----------       --------       --------                    ----------

(Loss) Income from Continuing Operations                 ($42,811)       $17,690       ($69,892)                     ($95,013)
                                                       ----------       --------       --------                    ----------
                                                       ----------       --------       --------                    ----------

Loss from Continuing Operations Per Share                  ($0.18)                                                     ($0.29)
                                                       ----------                                                  ----------
                                                       ----------                                                  ----------
Weighted Average Number of the Company's
 Common Shares Outstanding During the Period              239,679                        93,301  (E.11.)              332,980
                                                       ----------                      --------                    ----------
                                                       ----------                      --------                    ----------


See notes to unaudited pro forma condensed consolidated financial statements.

                        NOTES TO UNAUDITED PRO FORMA
                CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

QVC

A.   SUMMARY OF TRANSACTIONS

     In February 1995, the Company and Tele-Communications, Inc. ("TCI") acquired all of the outstanding stock of QVC, Inc. and its subsidiaries ("QVC") not previously owned by them (approximately 65% of such shares on a fully diluted basis) for $46, in cash, per share (the
     "QVC Acquisition"), representing a total cost of approximately $1.4 billion. The QVC Acquisition, including the exercise of certain warrants held by the Company, was financed with cash contributions from the Company (see below) and TCI of $296.3 million and $6.6 million, respectively, borrowings of $1.1 billion under a $1.2 billion QVC credit facility and existing cash and cash equivalents held by QVC. Following the acquisition, the Company and TCI own, through their respective subsidiaries, 57.45% and 42.55%, respectively, of QVC. The Company, through a management agreement, is responsible for the day to day operations of QVC. The Company has accounted for the QVC Acquisition under the purchase method and QVC was consolidated with the Company effective February 1, 1995. QVC's historical results of operations included in the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1995 represents QVC's historical results of operations for the month ended January 31, 1995.

     In January 1995, the Company exchanged its investments in Heritage Communications, Inc. ("Heritage") with TCI for approximately 13.3 million publicly-traded Class A common shares of TCI with a fair market value of approximately $290.0 million. Shortly thereafter, the Company sold approximately 9.1 million unrestricted TCI shares for total proceeds of approximately $188.1 million (collectively, the "Heritage Transaction"). As a result of these transactions, the Company recognized a pre-tax gain of $141.0 million in 1995.

     The Company's cash contribution in connection with the QVC Acquisition was funded, in part, by the cash proceeds from the Heritage Transaction, along with a borrowing of $80.0 million under a subsidiary's credit facility.

B.   PRO FORMA ADJUSTMENTS

     The following adjustments and elimination entries have been made to the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1995 to reflect the QVC Acquisition:

     1.   Elimination of commissions and other payments by QVC to the Company.

     2. Represents additional depreciation and amortization expense resulting from the increased fair market value of the assets acquired in excess of their historical book values and amortization of goodwill arising from the acquisition. Depreciation expense is based on a weighted average property and equipment life of approximately 7 years. Amortization expense assumes a life of 30 years for goodwill and 10 years for cable television distribution rights. Debt issuance costs are amortized over the term of the related debt.

     3. Represents the increase in interest expense due to the incurrence of additional long-term indebtedness, at a weighted average interest rate of 8.3%.

     4. Elimination of interest income on the Company's notes receivable from Heritage, which were exchanged for TCI Shares in connection with the Heritage Transaction.

     5. Elimination of the Company's historical equity in the net income of QVC. The Company historically accounted for its investment in QVC under the equity method through the date of the QVC Acquisition.

     6. Represents the adjustments to the tax provision resulting from the pro forma adjustments.

     7. Represents the minority interest resulting from TCI's 42.55% interest in QVC.

SCRIPPS CABLE

C.   SUMMARY OF TRANSACTIONS

     In October 1995, the Company announced its agreement to acquire the cable television operations ("Scripps Cable") of The E.W. Scripps Company ("E.W. Scripps") in exchange for shares of the Company's Class A Special Common Stock, par value $1.00 per share (the "Class A Special Common Stock"), worth $1.575 billion (the "Base Consideration"), subject to certain closing adjustments (the "Scripps Transaction"). Scripps Cable passes more than 1.2 million homes and serves more than 800,000 subscribers, with over 60% of the subscribers located in Sacramento, California and Chattanooga and Knoxville, Tennessee. The acquisition is expected to close in the fourth quarter of 1996, subject to shareholder and regulatory approval and certain other conditions.

     Pursuant to the Agreement and Plan of Merger dated as of October 28, 1995 (the "Merger Agreement"), incorporated by reference herein, by and among the Company, E.W. Scripps and Scripps Howard, Inc., a wholly owned subsidiary of E.W. Scripps, E.W. Scripps will distribute to its shareholders all assets other than Scripps Cable. Following such distribution, E.W. Scripps will be merged with and into the Company (the "Merger") and each share of E.W. Scripps common stock issued and outstanding immediately prior to the Merger will be converted into a portion of the shares of the Class A Special Common Stock to be paid as consideration in the Merger. Assuming that (i) closing adjustments made to the Base Consideration result in a $17.1 million increase in the purchase price (estimated solely for purposes of the unaudited pro forma condensed consolidated financial statements included herein), and (ii) the Class A Special Common Stock is valued, as described below, at $17.06 per share, the Company would issue to E.W. Scripps shareholders an aggregate of approximately 93.3 million shares of Class A Special Common Stock in the Merger, representing approximately 32.9% of such class of stock outstanding as of June 30, 1996, on a pro forma basis.

     For purposes of determining the number of shares of Class A Special Common Stock to be delivered in the Merger, such stock will be valued on the basis of the average closing price of the Class A Special Common Stock on The Nasdaq Stock Market for 15 trading days randomly selected from the 40 trading day period ending shortly before the closing date (the "Comcast Share Price"); provided that the Comcast Share Price will be no greater than $23.09 and, except as provided below, no less than $17.06. If the Comcast Share Price is below $17.06, E.W. Scripps has the right to terminate the Merger Agreement, subject to the right of the Company to increase the number of shares of Class A Special Common Stock to be delivered in the Merger to that number of shares that would have been delivered if the Comcast Share Price were not subject to the minimum price of $17.06 or to such lower number of shares as may be agreed to by E.W. Scripps.

     Although the Company believes the consummation of the Scripps Transaction is probable, no assurances can be given that the Scripps Transaction will occur at all or occur in the manner assumed in the accompanying unaudited pro forma condensed consolidated financial statements.

D.   BASIS OF PRESENTATION

     E.W. Scripps has historically been the holding company for its cable television businesses along with other operations. As noted above, in the Merger Agreement, E.W. Scripps intends to remove its non-cable television businesses through a distribution to its shareholders prior to the closing date. Accordingly, when the Company acquires E.W. Scripps, it will only be purchasing Scripps Cable.

     The historical combined financial statements of Scripps Cable included in the unaudited pro forma condensed consolidated financial statements represent the net assets that the Company will be acquiring and exclude the assets, liabilities and results of operations of the non-cable television operations of E.W. Scripps.

E.   PRO FORMA ADJUSTMENTS

     The following adjustments and elimination entries have been made to the unaudited pro forma condensed consolidated balance sheet to reflect the Scripps Transaction:

     1. Represents the estimated fair value of the property and equipment to be acquired in the Scripps Transaction in excess of the historical book value of such property and equipment ($317.9 million). The estimated fair value of the acquired property and equipment is subject to adjustment upon receipt by the Company of an independent appraisal of Scripps Cable.

     2. Represents the allocation of the total consideration in the Scripps Transaction to deferred charges ($917.3 million), principally to franchise acquisition costs and subscriber lists. The purchase price allocation is subject to adjustment upon receipt by the Company of an independent appraisal of Scripps Cable.

     3. Represents the elimination of certain liabilities which will not be assumed by the Company in the Scripps Transaction pursuant to the terms of the Merger Agreement (primarily income taxes payable, accruals for lawsuits and related settlements and amounts payable by Scripps Cable to E.W. Scripps) ($360.1 million in total).

     4. Represents the par value of the Class A Special Common Stock to be issued by the Company for Scripps Cable ($93.3 million) and the related additional capital ($1.499 billion), assuming that the closing adjustments made to the Base Consideration result in a $17.1 million increase in the purchase price (estimated solely for purposes of the unaudited pro forma condensed consolidated financial statements), and assuming a Comcast Share Price of $17.06 per share.

     5.   Represents the elimination of Scripps Cable's historical equity.

     6. Represents goodwill and deferred income taxes resulting from differences in the book and tax bases of the assets of Scripps Cable arising from the acquisition ($513.7 million).

     The following adjustments and elimination entries have been made to the unaudited pro forma condensed consolidated statements of operations to reflect the Scripps Transaction:

     7.   Represents the elimination of commissions paid by QVC to Scripps
          Cable.

     8. Represents additional depreciation and amortization expense resulting from the increased fair market value of the assets acquired in excess of their historical book values and amortization of goodwill arising from the acquisition, offset, in part, by the elimination of Scripps Cable's historical goodwill amortization. Depreciation expense is based on a weighted average property and equipment life of approximately 10 years. Property and equipment of Scripps Cable principally consists of operating facilities, which is typically depreciated over a period of 12 years by the Company. Amortization expense is based on an average life for deferred charges and goodwill of 12 and 20 years, respectively.

      9. Represents the elimination of Scripps Cable's historical interest expense on balances due to affiliates.

     10. Represents the adjustments to the tax provision resulting from the pro forma adjustments.

     11. Represents the additional shares of Class A Special Common Stock to be issued in connection with the Scripps Transaction.